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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the registration of 2,650,000 shares of SEQUUS Pharmaceuticals, Inc.'s (formerly Liposome Technology, Inc.) common stock under the 1987 Employee Stock Option Plan, 1987 Consultant Stock Option Plan and 1990 Director Stock Option Plan and related Prospectus of SEQUUS Pharmaceuticals, Inc. (formerly Liposome Technology, Inc.) of our report dated February 10, 1995, except as to Note 7, as to which the date is March 30, 1995, with respect to the financial statements of SEQUUS Pharmaceuticals, Inc. (formerly Liposome Technology, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


Palo Alto, California
June 22, 1995